Exhibit 99.1

Sapient Reports Fourth Quarter and Full-Year 2011 Results

Full-Year 2011 Service Revenues Up 24% Over 2010 Led By 33% Growth in SapientNitro

Full-Year 2011 Non-GAAP Operating Margin Increased to 13.2% Resulting In a 54% Increase in Non-GAAP Operating Profit Dollars

BOSTON--(BUSINESS WIRE)--February 14, 2012--Sapient (NASDAQ: SAPE) today reported the following financial results for the fourth quarter and year ended December 31, 2011. For the fourth quarter of 2011:

  Service revenues were $262.2 million compared to $222.9 million in the fourth quarter of 2010, an increase of $39.3 million or 18%. Sequentially, service revenues were flat with the third quarter of 2011. On a constant currency basis, revenues increased 18% over the fourth quarter of 2010 and 1% sequentially.
  GAAP income from operations was $33.4 million, or 12.8% of service revenues, up 52% from $22.1 million, or 9.9% of service revenues, reported in the fourth quarter of 2010.
  Non-GAAP income from operations was $41.3 million, or 15.7% of service revenues, up 50% from $27.6 million, or 12.4% of service revenues, reported in the fourth quarter of 2010.
  GAAP diluted net income per share was $0.19, compared to $0.11 in the fourth quarter of 2010.
  Non-GAAP diluted net income per share was $0.23, compared to $0.14 in the fourth quarter of 2010.

For the year ended December 31, 2011, service revenues were $1.02 billion compared to $823.5 million for 2010, an increase of 24%. GAAP income from operations for full-year 2011 was $104.2 million, an increase of $40.3 million or 63%, from $63.9 million in 2010. Non-GAAP income from operations was $135.1 million for 2011, an increase of $47.4 million or 54%, from $87.7 million in 2010.

“I’m very pleased with our 2011 performance. Revenue growth of 24% coupled with a 54% increase in non-GAAP profit dollars is excellent performance in any environment,” said Sapient President and Chief Executive Officer Alan J. Herrick. “Exceeding $1 billion in revenue is a significant milestone in Sapient’s history and is evidence of the value we create for our clients. Our unique culture and passionate teams across the world continue to deliver great work further enhancing our leadership position.”

The company generated cash from operations of $69.7 million in the fourth quarter of 2011, an increase of 58% from $44.0 million generated in the fourth quarter of 2010. For the year ended December 31, 2011, cash flow from operations was $132.6 million, up 87% from $70.9 million for the year ended December 31, 2010. As of December 31, 2011, the company had cash, cash equivalents and marketable securities of $225.6 million. Days sales outstanding was 63 days for the fourth quarter of 2011, down from 66 days in the third quarter of 2011 and 65 days for the fourth quarter of 2010.

Outlook

Sapient management provided the following guidance:

  For the first quarter ending March 31, 2012, service revenues are expected to be in the range of $262 million to $266 million.
  First quarter 2012 non-GAAP operating margin is expected to be 9.5% or higher.
  For the year ending December 31, 2012, service revenues are expected to grow by 13% to 16%.
  Non-GAAP operating margin for 2012 is expected to be 13% or modestly higher.

Webcast and Conference Call

Sapient will host a discussion of its fourth quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296

International: (720) 259-9209

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company has presented service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. However, because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the first quarter and full-year 2012, including expected service revenues and expected non-GAAP operating margin – that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risks and uncertainties as set forth in the company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

	(in thousands, except per share amounts)
Revenues:
Service revenues	$262,154	$222,880	$1,020,840	$823,511
Reimbursable expenses	10,816	9,633	41,364	40,008
Total gross revenues	272,970	232,513	1,062,204	863,519
Operating expenses:
Project personnel expenses	170,767	148,815	690,821	563,930
Reimbursable expenses	10,816	9,633	41,364	40,008
Total project personnel expenses and reimbursable expenses	181,583	158,448	732,185	603,938
Selling and marketing expenses	9,921	10,663	39,025	38,833
General and administrative expenses	45,223	40,056	171,641	150,877
Restructuring and other related (benefits) charges	(270)	(34)	6,507	414
Amortization of purchased intangible assets	2,527	1,321	6,813	5,448
Acquisition costs and other related charges	556	-	1,861	111
Total operating expenses	239,540	210,454	958,032	799,621
Income from operations	33,430	22,059	104,172	63,898
Interest and other income, net	1,590	1,218	6,342	3,705
Income before income taxes	35,020	23,277	110,514	67,603
Provision for income taxes	7,866	7,590	36,896	23,798
Net income	$27,154	$15,687	$73,618	$43,805

Basic net income per share	$0.20	$0.12	$0.53	$0.33
Diluted net income per share	$0.19	$0.11	$0.52	$0.32

Weighted average common shares	139,126	133,582	137,788	132,060
Weighted average dilutive common share equivalents	4,170	6,288	4,208	6,669
Weighted average common shares and dilutive common share equivalents	143,296	139,870	141,996	138,729

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	December 31, 2011	December 31, 2010
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$212,406	$219,448
Marketable securities, current portion	7,748	8,861
Restricted cash, current portion	426	1,416
Accounts receivable, less allowance for doubtful accounts	156,109	136,300
Unbilled revenues	61,712	49,765
Deferred tax assets, current portion	19,966	23,938
Prepaid expenses and other current assets	22,734	21,256
Total current assets	481,101	460,984
Marketable securities, net of current portion	3,779	1,269
Restricted cash, net of current portion	1,290	3,093
Property and equipment, net	64,257	35,571
Purchased intangible assets, net	36,822	17,629
Goodwill	107,971	77,865
Deferred tax assets, net of current portion	9,227	19,692
Other assets	8,591	7,619

Total assets	$713,038	$623,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,389	$18,714
Accrued compensation	77,721	66,609
Accrued restructuring costs, current portion	324	3,129
Deferred revenues	25,599	18,558
Other current liabilities	61,680	52,011
Total current liabilities	190,713	159,021
Accrued restructuring costs, net of current portion	407	-
Other long-term liabilities	42,514	22,396
Total liabilities	233,634	181,417

Stockholders' equity	479,404	442,305

Total liabilities and stockholders’ equity	$713,038	$623,722

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

	(in thousands)
Cash flows from operating activities:
Net income	$27,154	$15,687	$73,618	$43,805
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) recognized on disposition of fixed assets	37	(275)	79	(35)
Unrealized (gain) loss on financial instruments	(52)	(28)	98	139
Unrealized gain on marketable securities, net	-	-	-	(132)
Depreciation and amortization expense	7,957	5,625	26,186	21,662
Deferred income taxes	8,862	13,470	18,023	16,231
Provision for (recovery of) doubtful accounts, net	8	(227)	8	(227)
Non-cash restructuring charges	-	-	4,564	-
Stock-based compensation expense	5,019	4,232	19,256	18,156
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(10,779)	(15,020)	(15,218)	(24,474)
Unbilled revenues	15,464	16,388	(8,816)	(2,447)
Prepaid expenses and other current assets	3,801	8,350	(2,153)	1,738
Other assets	(449)	(824)	(1,119)	(2,205)
Accounts payable	(3,996)	(2,403)	4,322	(1,299)
Accrued compensation	8,084	6,347	14,995	17,202
Payments of withholding taxes in connection with vesting of stock-based awards	(427)	(510)	(10,959)	(10,031)
Accrued restructuring costs	(886)	(1,091)	(2,425)	(3,548)
Deferred revenues	7,667	3,266	6,823	(900)
Other current liabilities	973	(11,380)	(1,489)	(7,945)
Other long-term liabilities	1,232	2,420	6,815	5,195

Net cash provided by operating activities	69,669	44,027	132,608	70,885

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	-	-	(44,602)	(3,163)
Purchases of property and equipment and cost of internally developed software	(6,801)	(6,234)	(35,512)	(21,253)
Sales and maturities of marketable securities classified as trading	-	-	-	16,425
Sales and maturities of marketable securities not classified as trading	2,018	-	6,488	881
Purchases of marketable securities	(2,121)	(8,781)	(6,904)	(8,781)
Cash (paid) received on financial instruments, net	(658)	134	(851)	669
Change in restricted cash	(239)	(1,762)	415	(1,789)

Net cash used in investing activities	(7,801)	(16,643)	(80,966)	(17,011)

Cash flows from financing activities:
Principal payments under capital lease obligations	(20)	(21)	(74)	(83)
Proceeds from credit facilities	-	1,330	10,387	4,380
Repayment of amounts borrowed under credit facilities	-	-	(14,807)	-
Proceeds from stock option and purchase plans	1,773	2,747	10,161	8,690
Tax benefits from stock plans	3,651	-	3,651	-
Repayment of acquired debt	-	-	(3,766)	-
Dividends paid on common stock	-	(11)	(48,873)	(46,843)

Net cash provided by (used in) financing activities	5,404	4,045	(43,321)	(33,856)

Effect of exchange rate changes on cash and cash equivalents	(10,160)	(1,910)	(15,363)	3,752

Increase (decrease) in cash and cash equivalents	57,112	29,519	(7,042)	23,770
Cash and cash equivalents, at beginning of period	155,294	189,929	219,448	195,678
Cash and cash equivalents, at end of period	$212,406	$219,448	$212,406	$219,448

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

	(in thousands, except per share amounts)

Service revenues	$262,154	$222,880	$1,020,840	$823,511

GAAP income from operations	$33,430	$22,059	$104,172	$63,898
Stock-based compensation expense	5,019	4,232	19,256	18,156
Restructuring and other related (benefits) charges	(270)	(34)	6,507	414
Amortization of purchased intangible assets	2,527	1,321	6,813	5,448
Acquisition costs and other related charges	556	-	1,861	111
Stock-based compensation review and restatement benefit	-		(3,500)	(301)
Non-GAAP income from operations	$41,262	$27,578	$135,109	$87,726

GAAP operating margin	12.8%	9.9%	10.2%	7.8%
Effect of adjustments detailed above	2.9%	2.5%	3.0%	2.9%
Non-GAAP operating margin	15.7%	12.4%	13.2%	10.7%

GAAP net income	$27,154	$15,687	$73,618	$43,805
Stock-based compensation expense, net of tax	3,155	2,655	12,058	11,296
Restructuring and other related (benefits) charges, net of tax	(173)	(20)	3,999	352
Amortization of purchased intangible assets, net of tax	1,959	1,034	5,364	4,231
Acquisition costs and other related charges, net of tax	411	-	1,312	66
Stock-based compensation review and restatement benefit, net of tax	-	-	(2,085)	(179)
Non-GAAP net income	$32,506	$19,356	$94,266	$59,571

GAAP basic income per share	$0.20	$0.12	$0.53	$0.33
Effect of adjustments detailed above	0.03	0.02	0.15	0.12
Non-GAAP basic income per share	$0.23	$0.14	$0.68	$0.45

GAAP and Non-GAAP weighted average common shares	139,126	133,582	137,788	132,060

GAAP diluted income per share	$0.19	$0.11	$0.52	$0.32
Effect of adjustments noted above and change in dilution noted below	0.04	0.03	0.14	0.11
Non-GAAP diluted income per share	$0.23	$0.14	$0.66	$0.43

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	143,296	139,870	141,996	138,729

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon,+1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar,+1-646-478-9846
dlabar@sapient.com